EXHIBIT 3.6
«Reynolds Group Issuer (Luxembourg) S.A.»
Société Anonyme
L-5365 Munsbach
6C, Parc d’Activité Syrdall
R.C.S. Luxembourg, section B numéro 148.957
     Constituée suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 24 septembre 2009, publié au Mémorial Recueil des Sociétés et Associations C numéro 2264 du 19 novembre 2009
MODIFICATIONS

Date	Notaire	Publication
16-11-2010	H. HELLINCKX	C n°
16-11-2010	H. HELLINCKX	C n°
STATUTS COORDONNES
Au 16 novembre 2010

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I. Name — Registered office — Object — Duration
     Art. 1. Name. The name of the company is “Reynolds Group Issuer (Luxembourg) S.A.” (the Company). The Company is a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).
     Art. 2. Registered office.
     2.1. The registered office of the Company is established in Munsbach, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of directors (the Board) The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the general meeting of shareholders (the General Meeting), acting in accordance with the conditions prescribed for the amendment of the Articles.
     2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.
     Art. 3. Corporate object.
     3.1. The purpose of the Company is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever and the management of such participations. The Company may in particular acquire by subscription, purchase and exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. It may further invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.
     3.2. The Company may borrow in any form. It may issue notes, bonds and any kind of debt and equity securities. The Company may lend funds including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. The Company may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over all or some of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated activities of the financial sector without having obtained the required authorisation.
     3.3. The Company may use any techniques and instruments to efficiently manage its investments and to protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.
     3.4. The Company may carry out any commercial, financial or industrial operations and any transactions with respect to real estate or movable property, which directly or indirectly, favour or relate to its corporate object.
     Art. 4. Duration.
     4.1. The Company is formed for an unlimited duration.

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     4.2. The Company is not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several shareholders.

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II. Capital — Shares
     Art. 5. Capital.
     5.1. The share capital is set at eighty-two thousand six hundred fifty euro (EUR 82,650), represented by three thousand three hundred and six (3,306) shares in registered form, having a par value of twenty-five euro (EUR 25) each, all subscribed and fully paid-up.
     5.2. The share capital may be increased or decreased in one or several times by a resolution of the General Meeting acting in accordance with the conditions prescribed for the amendment of the Articles.
     Art. 6. Shares.
     6.1. The shares are and will remain in registered form (actions nominatives).
     6.2. A register of shares is kept at the registered office and may be examined by each shareholder upon request.
     6.3. A share transfer is carried out by entering in the register of shares, a declaration of transfer, duly dated and signed by the transferor and the transferee or by their authorised representatives and following a notification to, or acceptance by, the Company, in accordance with article 1690 of the Civil Code. The Company may also accept as evidence of a share transfer other documents recording the agreement between the transferor and the transferee.
     6.4. The shares are indivisible and the Company recognises only one (1) owner per share.
     6.5. The Company may redeem its own shares within the limits set forth by the Law.
III. Management — Representation
     Art. 7. Board of directors.
     7.1. Composition of the board of directors
     (i) The Company is managed by a board of directors (the Board) composed of at least three (3) members, who need not be shareholders.
     (ii) The General Meeting appoints the director(s) and determines their number, remuneration and the term of their office. Directors cannot be appointed for more than six (6) years and are re-eligible.
     (iii) Directors may be removed at any time (with or without cause) by a resolution of the General Meeting.
     (iv) If a legal entity is appointed as a director, it must appoint a permanent representative who represents such entity in its duties as a director. The permanent representative is subject to the same rules and incurs the same liabilities as if it had exercised its functions in its own name and on its own behalf, without prejudice to the joint and several liability of the legal entity which it represents.
     (v) Should the permanent representative be unable to perform its duties, the legal entity must immediately appoint another permanent representative.
     (vi) If the office of a director becomes vacant, the majority of the remaining directors may fill the vacancy on a provisional basis until the final appointment is made by the next General Meeting.
     7.2. Powers of the board of directors

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     (i) All powers not expressly reserved to the shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.
     (ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.
     (iii) The Board is authorised to delegate the day-to-day management and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or several directors, the Board must report to the annual General Meeting any salary, fees and/or any other advantages granted to such director(s) during the relevant financial year.
     7.3. Procedure
     (i) The Board must appoint a chairman among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board and of General Meetings.
     (ii) The Board meets upon the request of the chairman or any two (2) directors, at the place indicated in the notice which, in principle, is in Luxembourg.
     (iii) Written notice of any meeting of the Board is given to all directors at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.
     (iv) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a director, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.
     (v) A director may grant a power of attorney to any other director in order to be represented at any meeting of the Board.
     (vi) The Board can validly deliberate and act only if a majority of its members is present or represented, including at least one A and one B director. Resolutions of the Board are validly taken by a majority of the votes of the directors present or represented. The chairman has a casting vote in the event of tie. The resolutions of the Board are recorded in minutes signed by the chairman or all the directors present or represented at the meeting or by the secretary (if any).
     (vii) Any director may participate in any meeting of the Board by telephone or video conference or by any other means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.
     (viii) Circular resolutions signed by all the directors are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature.
     (ix) Any director having an interest conflicting with that of the Company in a transaction carried out otherwise than under normal conditions in the ordinary course of business, must advise the Board thereof and cause a record of his statement to be mentioned in the minutes of the meeting. The director concerned may not take part in these deliberations. A special report on the relevant transaction(s) is submitted to the shareholders before any vote, at the next General Meeting.
     7.4. Representation
     (i) The Company is bound towards third parties in all matters by the joint signature of any two (2) directors, one of whom must be an A director and one a B director.

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     (ii) The Company is also bound towards third parties by the joint or single signature of any persons to whom special signatory powers have been delegated.
     Art. 8. Sole director.
     8.1. Where the number of shareholders is reduced to one (1), the Company may be managed by a sole director until the ordinary General Meeting following the introduction of an additional shareholder. In such case, any reference in the Articles to the Board or the directors is to be read as a reference to such sole director, as appropriate.
     8.2. The transactions entered into by the Company may be recorded in minutes and, unless carried out under normal conditions in the ordinary course of business, must be so recorded when entered with its sole director having a conflicting interest.
     8.3. The Company is bound towards third parties by the signature of the sole director or by the joint or single signature of any persons to whom special signatory powers have been delegated.
     Art. 9. Liability of the directors.
     9.1. The directors may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.
IV. Shareholder(s)
     Art. 10. General meetings of shareholders.
     10.1. Powers and voting rights
     (i) Resolutions of the shareholders are adopted at general meetings of shareholders (the General Meeting). The General Meeting has the broadest powers to adopt and ratify all acts and operations consistent with the corporate object.
     (ii) Each share entitles to one (1) vote.
     10.2. Notices, quorum, majority and voting proceedings
     (i) General Meetings are held at such place and time as specified in the notices.
     (ii) If all the shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.
     (iii) A shareholder may grant a written power of attorney to another person (who need not be a shareholder) in order to be represented at any General Meeting.
     (iv) Each shareholder may participate in any General Meeting by telephone or video conference or by any other similar means of communication allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.
     (v) Each shareholder may vote by way of voting forms provided by the Company. Voting forms contain the date, place and agenda of the meeting, the text of the proposed resolutions as well as for each resolution, three boxes allowing to vote in favour, against or abstain from voting. Voting forms must be sent back by the shareholders to the registered office. Only voting forms received prior to the General Meeting are taken into account for the calculation of the quorum. Voting forms which show neither a vote (in favour or against the proposed resolutions) nor an abstention, are void.
     (vi) Resolutions of the General Meeting are passed by a simple majority of the votes cast, regardless of the proportion of the share capital represented.

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     (vii) The extraordinary General Meeting may amend the Articles only if at least one-half of the share capital is represented and the agenda indicates the proposed amendments to the Articles as well as the text of any proposed amendments to the object or form of the Company. If this quorum is not reached, a second General Meeting may be convened by means of notices published twice, at fifteen (15) days interval at least and fifteen (15) days before the meeting in the Mémorial and in two Luxembourg newspapers. Such notices reproduce the agenda of the General Meeting and indicate the date and results of the previous General Meeting. The second General Meeting deliberates validly regardless of the proportion of the capital represented. At both General Meeting, resolutions must be adopted by at least two-thirds of the votes cast.
     (viii) Any change in the nationality of the Company and any increase of a shareholder’s commitment in the Company require the unanimous consent of the shareholders and bondholders (if any).
     Art. 11. Sole shareholder.
     11.1. Where the number of shareholders is reduced to one (1), the sole shareholder exercises all powers conferred by the Law to the General Meeting.
     11.2. Any reference in the Articles to the General Meeting is to be read as a reference to such sole shareholder, as appropriate.
     11.3. The resolutions of the sole shareholder are recorded in minutes.
V. Annual accounts — Allocation of profits — Supervision
     Art. 12. Financial year and approval of annual accounts.
     12.1. The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.
     12.2. Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts of the officers, directors and statutory auditors towards the Company.
     12.3. One month before the annual General Meeting, the Board provides documentary evidence and a report on the operations of the Company to the statutory auditors, who then prepare a report setting forth their proposals.
     12.4. The annual General Meeting is held at the address of the registered office or at such other place in the municipality of the registered office, as may be specified in the notice, on the second Thursday of June of each year at 9.00 a.m.. If such day is not a business day in Luxembourg, the annual General Meeting is held on the following business day.
     12.5. The annual General Meeting may be held abroad if, in the absolute and final judgement of the Board, exceptional circumstances so require.
     Art. 13. Statutory auditors/Réviseurs d’entreprises.
     13.1. The operations of the Company are supervised by one or several statutory auditors (commissaires).
     13.2. The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.
     13.3. The General Meeting appoints the statutory auditors/réviseurs d’entreprises and determines their number, remuneration and the term of their office, which may not exceed six (6) years. Statutory auditors/réviseurs d’entreprises may be re-appointed.

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     Art. 14. Allocation of profits.
     14.1. From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.
     14.2. The General Meeting determines how the balance of the annual net profits is allocated. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward in accordance with applicable legal provisions.
     14.3. Interim dividends may be distributed, at any time, under the following conditions:
     (i) interim accounts are drawn up by the Board;
     (ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves and decreased by carried forward losses and sums to be allocated to the legal or a statutory reserve;
     (iii) the decision to distribute interim dividends is taken by the Board within two (2) months from the date of the interim accounts; and
     (iv) in their report to the Board, as applicable, the statutory auditors or the réviseurs d’entreprises must verify whether the above conditions have been satisfied.

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VI. Dissolution — Liquidation
     15.1. The Company may be dissolved at any time, by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting appoints one or several liquidators, who need not be shareholders, to carry out the liquidation and determines their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators have the broadest powers to realise the assets and pay the liabilities of the Company.
     15.2. The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.
VII. General provision
     16.1. Notices and communications are made or waived and circular resolutions are evidenced in writing, by telegram, telefax, e-mail or any other means of electronic communication.
     16.2. Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a director in accordance with such conditions as may be accepted by the Board.
     16.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed on one original or on several counterparts of the same document, all of which taken together, constitute one and the same document.
     16.4. All matters not expressly governed by the Articles shall be determined in accordance with the law and, subject to any non waivable provisions of the law, any agreement entered into by the shareholders from time to time.

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